UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

FIRST NORTHWEST BANCORP

(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2020, the Boards of Directors (the “Boards”) of First Northwest Bancorp ("Company") and its banking subsidiary, First Federal Savings and Loan Association of Port Angeles ("First Federal"), announced that each of the Boards had approved the election of Sherilyn Anderson as a Director to fill the vacancy that will be created by the previously announced retirement of David Flodstrom as Director of the Boards effective September 22, 2020.  Ms. Anderson’s term as a Director of the Company will be effective upon Mr. Flodstrom’s retirement and continue until the 2021 Annual Meeting of Shareholders, at which time it is anticipated that she will be nominated for re-election by the shareholders. The Company’s Board has determined that Ms. Anderson meets the requirements for director independence under the applicable listing standards of The NASDAQ Stock Market LLC and the Securities Exchange Act of 1934, as amended. No decision has been made regarding Board committee appointments for Ms. Anderson.

There are no transactions in which Ms. Anderson has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between her and any other executive officer or director of the Company or First Federal. Other than the compensation arrangements described below, there is no arrangement or understanding between Ms. Anderson and any other persons or entities pursuant to which Ms. Anderson will be elected as a Director of the Company.

Ms. Anderson will receive compensation for her services as a Director consistent with the Company's standard practices for non-employee (outside) Directors. For 2020, outside Directors receive an annual retainer of $32,000. Annual retainers for committee service are $4,000 for the Audit Committee and $2,500 for each other standing committee of the Company.  All retainers are paid in equal monthly installments. The Chairman, Vice Chairman and committee chairs receive higher annual retainers. Directors do not receive a fee for meeting attendance. In addition, consistent with the policy recently adopted by the Compensation Committee of the Company’s Board for first-time directors, Ms. Anderson will receive shares of the Company’s common stock equivalent in value to $50,000 (based on the closing market price on the date she becomes a Director of the Boards), vesting in three equal annual installments. No additional compensation is paid to Directors for service on the First Federal Board.

A copy of the press release issued by the Company on July 1, 2020, regarding the foregoing is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit. The following exhibit is filed with this Form 8-K.

Exhibit No.	Description
99.1	Press Release dated July 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	July 1, 2020	/s/Matthew P. Deines
Matthew P. Deines
President and Chief Executive Officer